Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Absolute Life Solutions, Inc., for the year ending August 31, 2010, I, Avrohom Oratz, Treasurer and Chief Financial Officer of the Company, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such yearly Report on Form 10-K for the year ending August 31, 2010, fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such yearly Report on Form 10-K for the year ended August 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Absolute Life Solutions , Inc.

Date: December 14, 2010

/s/ Avrohom Oratz
Avrohom Oratz Treasurer and Chief Financial Officer (principal financial officer and duly authorized officer)